Exhibit 24(b)


                      CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Loyola Capital Corporation:

            We consent to the use of our report included in Loyola Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to a change in accounting for income taxes.

                                                /s/ KPMG Peat Marwick LLP

Baltimore, Maryland
June 27, 1995